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                                                                  EXHIBIT 10.4


                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT dated as of April 24, 1998 by and between Eye Care Centers of America, Inc., a Texas corporation (the "Company"), and Bernard W. Andrews ("Executive").

         WHEREAS, the Company desires the benefit of the experience, supervision and services of the Executive and desires to employ Executive as its Chairman and Chief Executive Officer ("CEO"), upon the terms and conditions hereinafter set forth;

         WHEREAS, the parties intend that Executive shall also be a Director of the Company;

         WHEREAS, the Executive is willing and able to accept such employment on such terms and conditions;

         WHEREAS, the Company and Executive desire to enter into an agreement (the "Agreement") embodying the terms of such employment.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Term of Employment. Executive's employment by the Company shall be for a period which shall commence on the date hereof and shall terminate on April 24, 2001; provided that the term of Executive's employment hereunder shall be automatically extended for successive one-year periods after April 24, 2001, unless not later than 30 days prior to such automatic extension, the Company or Executive shall have given notice to the contrary. The period commencing as of April 24, 1998 and ending on April 24, 2001, or such later date to which the term of Executive's employment hereunder shall have been extended is herein referred to as the "Employment Term". Notwithstanding the foregoing, the Employment Term shall terminate in any and all events upon the termination of Executive's employment in any manner specifically provided herein.

         2. Positions. (a) During the Employment Term, Executive shall serve as Chairman and CEO of the Company. Executive shall report directly to the Board of Directors of the Company (the "Board") and shall have such duties and authority as shall be determined from time to time by the Board; provided that such duties shall be consistent with the positions and responsibilities assigned to him pursuant to this Section 2(a). During the Employment Term, Executive shall also serve on the Board without additional compensation.

                  (b) During the Employment Term, Executive shall devote substantially all of his business time and best efforts to the performance of his duties hereunder and shall not engage in any other business, profession or occupation for compensation or otherwise.



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         3. Base Salary. During the Employment Term, the Company shall pay
Executive a base salary (the "Base Salary") at the annual rate of not less than
(i) $500,000 for the first twelve month period of the Employment Term; (ii) $550,000 for the second twelve month period of the Employment Term; and (iii) $600,000 for the third twelve month period of the Employment Term, payable in arrears, in accordance with the usual payment practices of the Company, which, in any event, shall be not less frequent than once per month. Executive's Base Salary shall be further subject to review by the compensation committee for possible increase. In the event of any increase from time to time, the term "Base Salary" as defined herein shall mean such most recently increased annual rate paid to Executive.

         4. Incentive Compensation. Beginning with calendar year 1998, Executive shall be eligible to receive, in addition to his Base Salary, a bonus (the "Bonus") for services rendered during such year as follows:

                  (a) Except as is provided in Section 4(b) below, no Bonus shall be paid with respect to any calendar year unless greater than 90% of Target EBITDA (as defined below) is exceeded for such year. The Bonus shall be 50% of Base Salary if Target EBITDA is achieved for such year and shall be 100% of Base Salary if 137% of Target EBITDA is achieved or exceeded for such year. If EBITDA achieved for any calendar year exceeds 90% of Target EBITDA but does not exceed Target EBITDA, the Bonus shall be such percentage of Base Salary between 0% and 50%, calculated on a straight line basis, as corresponds to the relative achievement of Target EBITDA, with 0% corresponding to 90% Target EBITDA and 50% corresponding to Target EBITDA. If EBITDA achieved for any calendar year exceeds Target EBITDA but is equal to or less than 137% Target EBITDA, the Bonus shall be such percentage of Base Salary between 50% and 100%, calculated on a straight line basis, as corresponds to the relative achievement of Target EBITDA, with 50% corresponding to Target EBITDA and 100% corresponding to 137% of Target EBITDA.

                  (b) "EBITDA" shall mean earnings after the reduction for the Bonus and all other bonuses payable to all other employees of the Company or its subsidiaries and before reduction for the following items (without duplication):
(i) interest (including but not limited to acquisition interest and interest from the credit facility used on an ongoing basis by the Company for working capital and expansion), (ii) income tax, (iii) depreciation, (iv) amortization,
(v) management, transaction and structuring fees (or the like) paid to Thomas H. Lee Company or any affiliate thereof (but only to the extent such amounts are included in Target EBITDA with respect to any fiscal year in question) and (vi) non-recurring, extraordinary items as defined under generally accepted accounting principles. "Target EBITDA" shall be established annually by the Board or, at the discretion of the Board, by the Compensation Committee and shall be set forth in the management plan approved annually by the Board after consultation with management. The Target EBITDA for the calendar year 1998 has been set at $46,453,000.

                  (c) Each Bonus, if any, shall be paid 30 days following the rendering of audited financial statements for the relevant fiscal year (with respect to each such preceding

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fiscal year, the "Payment Date"), subject to Executive's continued employment with the Company on the Payment Date except to the extent otherwise provided in
Section 9.

         5. Employee Benefits. During the Employment Term, Executive shall be provided employee benefits (the "Employee Benefits") as shall be maintained by the Company from time to time on the same basis as the other senior executives of the Company and its subsidiaries provided, Executive shall be entitled to not less than four weeks of paid vacation per year. In addition, Executive shall be provided, at the expense of the Company, with term life insurance sufficient to bring the total coverage on his life at all times during the Employment Term to three times his then effective Base Salary; provided, however, if the Company is required under this paragraph to increase the insurance coverage due to an increase in Executive's Base Salary after the date that the original policy is issued, Company shall not be required to pay additional premiums due solely to a change in the Executive's health status after such date (as opposed to Executive's increased age, which will normally result in a higher premium that the Company shall be responsible for). Executive shall have the option of funding this increased premium payment due to a change in his health status.

         6. Business Expenses. The Company shall reimburse such of Executive's travel, entertainment and other business expenses as are reasonably and necessarily incurred by Executive during the Employment Term in the performance of his duties hereunder, in accordance with the Company's policies as in effect from time to time. While Executive is employed hereunder, Executive shall be furnished with a car allowance in accordance with the Company's policy as in effect on the date hereof.

         7. Securities Investment.

                  (a) On the date hereof, Executive shall purchase, in addition to the Retained Shares already held by Executive (as defined below), from the Company, pursuant to an Executive Subscription and Stock Purchase Agreement, a form of which is attached hereto as Exhibit A (the "Purchase Agreement"), 8,005 shares, as adjusted for stock dividends, stock splits and the like (the "Purchased Shares"), of common stock, par value $.01 per share ("Common Stock") at an aggregate purchase price of $999,904.55 (the "Aggregate Purchase Price"). The Aggregate Purchase Price for the Purchased Shares shall be paid by delivery of a note by Executive to the Company with an original principal amount equal to the Aggregate Purchase Price (the "Note"). The repayment of the Note shall be secured by the Purchased Shares and proceeds received by the Executive upon disposition of the Purchased Shares as set forth in the Note. The form of the Note to be executed and delivered by the Executive is attached as Exhibit B hereto.

                  (b) For purposes of this Agreement, "Retained Shares" shall mean and refer to the 8,005 shares of Common Stock, as adjusted for stock dividends, stock splits and the like, being held by Executive prior to the date hereof, the minimum aggregate value of such shares being equal to $999,904.55.

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         8. Stock Options. On the date hereof, the Company shall grant to
Executive, pursuant to the Company's 1998 Stock Option Plan in the form attached as Exhibit C (the "Option Plan"), options (the "Options") to purchase in the aggregate 30,948 shares of Common Stock under the terms and conditions set forth in the option agreement to be executed and delivered concurrently herewith by the Company and the Executive in the form attached as Exhibit D hereto (the "Option Agreement").

         9. Termination. Except as provided in this Section 9 and in the Option Agreement, upon a termination of employment (i) Executive shall be entitled to no other payment or benefit under this Agreement or any other plan or program of the Company, (ii) the entitlement described in this Section shall be his exclusive entitlement in the event of termination of employment, and (iii) Executive shall not be liable to the Company for damages as a result of any failure to perform future services after such termination.

                  (a) For Cause by the Company.

                           (i) Subject to the notification and cure provisions
of subparagraph (ii) of this Section 9(a), Executive's employment hereunder may be terminated by the Company for "Cause". For purposes of this Agreement, "Cause" shall mean (A) Executive's willful and continued failure substantially to perform his duties hereunder (other than as a result of Disability (as defined below) or death of the Executive), (B) material dishonesty in the performance of Executive's duties hereunder, (C) Executive's conviction or guilty plea to an act or acts which constitute a felony under the laws of the United States or any State thereof, (D) any other willful act or omission which is (x) in contravention of one or more specific directions or prohibitions of the Board (other than financial targets or other financial performance criteria), and (y) materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates, including but not limited to breach of the non-competition and confidentiality covenants set forth in Sections 10 and 11 hereof, (E) Executive's breach of any provisions of this Agreement, the Stockholders' Agreement (or any successor agreement thereto) (as defined below), the Purchase Agreement, or the Note or (F) an intentional violation, which is not immaterial, of the Company's written (x) code of conduct or (y) employment policies, as such code of conduct and employment policies shall be in effect from time to time (other than any change after the date hereof to the Company's written code of conduct or employment policies which is inconsistent with the terms hereof and not approved by the Executive).

                           (ii) If the Company proposes to terminate Executive's
employment hereunder for Cause pursuant to clause (A), (E) or (F) of Section 9(a)(i), the Company shall give Executive written notice in accordance with
Section 9(f). Such notice shall be given with sufficient particularity such that Executive will have an opportunity to correct the situation to the reasonable satisfaction of the Company within 30 days. If such correction is not so made, the Company may, within 30 days after the expiration of the time within which Executive had the opportunity to correct such situation, give written notice to Executive that it is terminating his

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employment for Cause effective forthwith with the effect stated in this Section
9(a). If Executive is terminated for Cause, he shall be entitled to receive his Base Salary through the date of termination and any unreimbursed business expenses payable pursuant to Section 6, payable promptly following the later of the date of such termination of employment and the date on which the appropriate documentation is provided. All other benefits shall lapse following Executive's termination of employment pursuant to this Subsection 9(a) except to the extent otherwise provided in any written employee benefit plan of the Company.

                  (b) Disability or Death.

                           (i) Executive's employment hereunder shall terminate
upon (A) his death or (B) at the Company's election, if Executive becomes physically or mentally incapacitated and is therefore unable, for a period of 6 consecutive months or for an aggregate of 6 months in any 24 consecutive month period, to perform his duties (such incapacity is hereinafter referred to as "Disability"). Any question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement.

                           (ii) Upon termination of Executive's employment
hereunder for death, Executive, or his estate, shall receive his Base Salary at the rate in effect at the time of Executive's death through the date on which his death occurs. Upon termination of Executive's employment hereunder for Disability, Executive shall receive his Base Salary through the date on which Executive is first eligible to receive payment of disability benefits in lieu of Base Salary under the Company's employee benefit plans as then in effect. In addition, upon termination of Executive's employment hereunder for either death or disability, Executive shall receive any unreimbursed business expenses payable pursuant to Section 6, payable promptly following the later of the date of such termination of employment and the date on which the appropriate documentation is provided.

                           (iii) All other benefits shall lapse following
Executive's termination of employment pursuant to this Subsection 9(b) except to the extent otherwise provided in any written employee benefit plan of the Company.

                  (c) Without Cause by the Company. If Executive's employment is terminated by the Company without "Cause" (other than by reason of death or Disability), subject to compliance with the provisions of Sections 10 and 11 below, Executive shall receive as severance (the "Severance") (i) an amount equal to twice the then applicable Base Salary, payable in monthly installments over a twelve-month period, (ii) a pro rata potion of any Bonus which is earned by the Executive for the fiscal year in which such Termination occurs

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(determined as set forth below), and (iii) any unreimbursed business expenses payable pursuant to Section 6, payable promptly following the later of the date of such termination of employment and the date on which the appropriate documentation is provided. The pro rata portion the Bonus referred to in clause
(ii) of the immediately preceding sentence shall be determined after the end of the fiscal year in which such termination occurs, shall be paid 30 days following the rendering of audited financial statements for such fiscal year, and shall be equal to the product of (x) the Bonus, if any, which would have been payable with respect to such fiscal year pursuant to Section 4 if the Executive's employment had not been terminated, multiplied by (y) a fraction, the numerator of which is the number of days during such fiscal year during which Executive was employed by the Company, and the denominator of which is 365 days. All other benefits shall lapse following Executive's termination of employment without Cause except to the extent otherwise provided in any written employee benefit plan of the Company.

                  (d) Termination by Executive.

                           (i) Subject to the notification and cure provisions
of this Section 9(d), Executive may terminate his employment for Good Reason pursuant to this Section 9(d) and thereupon shall be entitled to the same payments and benefits as described in Section 9(c) above. For purposes of this
Section 9(d), "Good Reason" shall mean the occurrence of any of the following events without the prior written consent of Executive: (A) removal of Executive from his position as Chairman and CEO or as a member of the Board of Directors other than for Cause, death or Disability, (B) a failure by the Company to pay Base Salary as provided herein or a reduction in Base Salary, (C) a failure by the Company to pay the Bonus as provided herein, (D) a material breach of this Agreement by the Company, (E) a failure by the Company to vest Options in accordance with the terms of the Option Agreement, (F) a failure by the Company to pay any other amounts vested and due hereunder, (G) a move of the Company's head office to a location outside of metropolitan San Antonio, Texas or (H) a material reduction in Executive's duties, responsibilities, or reporting responsibilities.

                           (ii) If Executive proposes to terminate his
employment for Good Reason pursuant to this Section 9(d), he shall give the Company written notice in accordance with Section 9(f). Such notice shall be given with sufficient particularity such that the Company will have an opportunity to correct the situation to the reasonable satisfaction of Executive within 30 days. If such correction is not so made, Executive may, within 30 days after the expiration of the time within which the Company had the opportunity to correct such situation, give written notice to the Company that he is terminating his employment for Good Reason effective forthwith with the effect stated in this Section 9(d).

                           (iii) If Executive terminates his employment
hereunder other than for Good Reason (as defined in this Section 9(d)), he shall be entitled to receive the payments and benefits to which he would be entitled in the event of a termination of employment by the Company for Cause as set forth in Section 9(a)(ii).


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                  (e) Retained Shares.

                           (i) Put Right.

                                    (A) In the event of the termination of this
Agreement (x) by the Company without Cause; (y) by the Executive for Good Reason; or (z) in the event the Company fails to offer to extend the Agreement as provided in Section 1 on terms comparable to those set forth herein, the Executive shall have the right, by delivery of a written notice to the Company (the "Put Notice"), within 90 days after such a termination (the period being referred to herein as a "Put Period"), to cause the Company to purchase, and the Company shall purchase (subject to the following), the Retained Shares which are owned by the Executive on the date of termination with an aggregate Fair Market Value not to exceed $1,000,000 (collectively, the "Put Securities"), at a price per share equal to the Fair Market Value of the shares. "Fair Market Value" shall mean and refer to the fair value of the Retained Shares as of the applicable date determined by the Company and Executive by mutual agreement or, absent such agreement, it shall be determined by an independent investment banking firm chosen by the Company and Executive. In determining such Fair Market Value, no discount shall be taken for constituting a minority interest and no upward adjustment or discount shall be taken relating to the fact that the Retained Shares in question are subject to the restrictions set forth in this Agreement, the Stockholders Agreement, and the Note.

                                    (B) If Executive does not give notice of his
election to sell the Put Securities during the Put Period as provided herein, all of the rights to sell such Put Securities to the Company pursuant to this
Section 9(e)(i) shall terminate.

                                    (C) The closing of the purchase of any Put
Securities by the Company pursuant to this Section 9(e)(i) shall take place at the principal office of the Company not later than 90 days after the delivery of the Put Notice. At any closing pursuant to this Section 9(e)(i), the Company shall deliver to the Executive consideration in an amount equal to the aggregate Put Price payable in respect of such Put Securities, but in no event shall the Company be obligated to purchase Put-Securities with an aggregate Put Price in excess of $1,000,000, against delivery of original stock certificates and stock powers duly endorsed in favor of the Company representing the Put Securities. The Company, at its option, may pay the consideration for such Put Securities
(x) by wire transfer or company check, to the extent the Company has adequate cash available to make such payments and/or (y) by delivery of a promissory note.

                                    (D) The Company shall have the right, but
not in any case the obligation, to satisfy its obligations pursuant to this
Section 9(e)(i) by allowing the Principals (as defined below) to purchase their respective pro rata shares of the Put Securities with rights of over-allotment should any Principal choose not to purchase any of the Retained Shares hereunder. Each Principal shall, within 30 days after receipt of the Put Notice by it, notify the Company if it wishes to purchase all, but not less than all, of his or of its pro rata share of the Put Securities at the Put Price. At each closing of the purchase of the Put Securities in accordance

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with this Section 9(e)(i), each Principal shall deliver, against delivery of certificates duly endorsed and stock powers representing the Retained Shares to be purchased by it in accordance with this Section 9(e)(i), a certified check or checks payable to the Executive selling the Put Securities as specified in the Put Notice, in an aggregate amount equal to the Put Price multiplied by the number of Put Securities being purchased by such Principal at such closing. "Principals" shall mean and refer to each of Thomas H. Lee Equity Fund IV, L.P. and its affiliates.

                                    (E) Notwithstanding anything to the contrary
set forth herein, the Company shall not be required to purchase Put Securities pursuant to this Section 9(e)(i) to the extent such purchase (x) would violate applicable law, or (y) would result in a default or violation of any loan, credit, or investment agreement or promissory note to which the Company or any subsidiary of the Company is a party or subject; provided that the Company shall act to purchase said Put Securities on the earliest practicable date after such legal and/or contractual restriction or violation lapses or is no longer applicable.

                                    (F) The provisions of this Section 9(e)(i)
shall survive only until the earlier of (x) the Public Float Date (as defined in the Stockholders Agreement) or (y) a Change of Control (as defined in the Stockholders' Agreement).

                           (ii) Call Right.

                                    (A) Upon the termination of this Agreement
by either the Company or Executive for any reason, then the Company shall have the right to purchase (the "Call Option"), by delivery of a written notice (the "Call Notice") to Executive no later than 90 days after such termination, and Executive shall be required to sell all, but not less than all, of the Retained Shares, Purchased Shares and shares issuable upon exercise of the Options which are owned by him on such date (the "Call Securities") equal to the Fair Market Value (as defined above) of such Call Securities as of the date of the Call Notice (less the exercise price of all shares issuable upon exercise of the Options).


                                    (B) The closing of any purchase of Call
Securities by the Company pursuant to this Section 9(e)(ii) shall take place at the principal office of the Company no later than 180 days after the termination. At such closing, the Company shall deliver to Executive consideration in an amount equal to the aggregate Fair Market Value payable in respect of such Call Securities against delivery of original stock certificates and stock powers duly endorsed in favor of the Company representing the Call Securities. The Company, at its option, may pay the consideration for such Call Securities in the form of a company check or wire transfer; provided, however, that if at the time of such closing the Company is then prohibited from redeeming with immediately available funds all or a portion of the Call Securities pursuant to the terms of any credit facility, indenture or similar agreement or instrument then binding on the Company, then the Company may deliver a promissory note. All of the foregoing deliveries will be deemed to be made simultaneously, and none shall be deemed completed until all have been completed.

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                                    (C) If the Company does not elect to
exercise the Call Option and deliver a Call Notice within 90 days of such a termination, then the Call Option provided in this Section 9(e)(ii) shall terminate, but the Executive shall continue to hold such Call Securities pursuant to all of the other provisions of this Agreement and the Stockholders Agreement.

                                    (D) The provisions of this Section 9(e)(ii)
shall terminate upon the earlier to occur of (i) the initial Public Offering (as defined in the Stockholders' Agreement (as defined below)) or (ii) a Change in Control (as defined in the Stockholders' Agreement).

                  (f) Notice of Termination. Any purported termination of employment by the Company or by Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 15(h) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

         10. Non-Competition. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and accordingly agrees as follows:

                  (a)(i) During the Employment Term, Executive shall not enter into any competitive endeavors with and shall not undertake any commercial activity which is contrary to the best interests of the Company, including becoming an employee, owner (except for passive investments of not more than 1% of the outstanding shares of or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), officer, agent or director of any firm or person which engages in Optical Retailing in any geographic area (for purposes of this Agreement, "Optical Retailing" shall be defined as any retail company in which gross sales from the sale of optics and optical related devices (such as eyeglasses and eye contact lenses) is greater than fifteen (15%) percent of its total gross sales).

                           (ii) During the three year period following the date
of the termination of Executive's employment hereunder (the "Restricted Period"), Executive shall not without the Company's written consent, (A) serve as an employee, owner (except for passive investments of not more than 1% of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the- counter securities market), officer, agent or director of any firm or person which engages in Optical Retailing, or (B) serve as an employee in the capacity of a primary employee directly responsible for a division of any firm or business if said division has gross sales from the sale of optics and optical related devices (such as eyeglasses and eye contact lenses) of greater than fifteen (15%) percent of said division's total gross sales.



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                  (iii) If Executive so competes during the Employment Term or during the Restricted Period, he shall forfeit (A) the balance of his Severance, if any, and (B) his vested Options if such termination was by the Company for Cause or by the Executive without Good Reason (as those terms are defined by this Agreement).

                  (b) During the Employment Term and the Restricted Period thereafter, Executive shall not directly or indirectly knowingly, or under circumstances in which he reasonably should have known, induce any employee of the Company to engage in any activity in which Executive is prohibited from engaging by Section 10(a) above or to terminate his employment with the Company and shall not directly or indirectly knowingly, or under circumstances in which he reasonably should have known, employ or offer employment to any such person unless such person shall have ceased to be employed by the Company and such cessation of employment shall have occurred at least 12 months prior thereto. If following Executive's termination of employment, he violates the provisions of this Section 10(b), he shall forfeit (A) the balance of his Severance, if any and (B) his vested Options if the termination of employment of Executive was by the Company for Cause or by the Executive without Good Reason (as those terms are defined in this Agreement).

         11. Confidentiality. Executive shall not during the Employment Term or thereafter, without the prior written consent of the Board, use, divulge, disclose or make accessible to any other person, firm, partnership or corporation any Confidential Information, as hereinafter defined, except for communications or delivery of information by the Executive (i) to any of his advisers, attorneys or accountants who have need to know such information, (ii) to his spouse, (iii) while employed by the Company in the business of and for the benefit of the Company or (iv) when required to do so by a court of law, by any governmental agency or by any administrative body or legislative body, including a committee thereof, with jurisdiction to order him to divulge, disclose or make accessible such Confidential Information; provided, however, t at in the case of any such requirement or purported requirement Executive shall provide written notice to the Company prior to producing such Confidential Information, which notice shall be given at least 10 days prior to the producing of such Confidential Information, if practicable, so that the Company may seek a protective order or other appropriate remedy; and, provided, further, that Executive shall inform the recipients of the information or communication described in clauses (i) and/or (ii) of the confidential nature of such information, and Executive shall be responsible for any damages or other consequences arising out of any communication or delivery of information by any recipients which would not be permitted hereunder by Executive as if the Executive himself had made such communication or delivery of information. For purposes of this Agreement, "Confidential Information" shall mean all non-public information concerning the business of the Company, including, without limitation, information relating to its financial products, product development, managed care and other similar contracts, customer lists, relationships with customers, relationships with medical services providers, other information about or provided by customers or medical service providers, financial information, business and marketing plans and strategies, operating policies and manuals, securities positions, and current or prospective transactions and their related legal structures, except for specific items which

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become publicly available information other than through a breach by Executive of his fiduciary duty or any confidentiality agreement, including without limitation this Section 11. Executive agrees that upon termination of his employment hereunder for any reason, he shall return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company, except that he may retain personal notes, notebooks and diaries. Executive further agrees that he shall not retain or use for his account at any time any trade name, trademark, service mark or other proprietary business designation used or owned in connection with the business of the Company.

         12. Specific Performance and Other Remedies. Executive acknowledges and agrees that the Company has no adequate remedy at law for a breach or threatened breach of any of the provisions of Section 10(a)(i), 10(a)(ii), 10(b) or 11 and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

         13. Indemnification. Executive shall be entitled to indemnification, in his capacity as an officer or as a director, by the Company in accordance with the provisions of the Company's restated articles of incorporation, bylaws or actions of the Board, as the same shall be in effect from time to time, and Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its officers or directors.

         14. Miscellaneous.

                  (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Company's jurisdiction of incorporation, as it may be, from time to time, without reference to principles of conflict of laws.

                  (b) Entire Agreement/Amendments. This Agreement, the Note, the Option Agreement, the Purchase Agreement and the Stockholders' Agreement in the form attached as Exhibit E hereto (the "Stockholders Agreement") contain the entire understanding of the parties with respect to the employment of Executive by the Company and supersede any prior agreements between the Company and Executive. To the extent that there is any conflict between the Stockholders Agreement, on the one hand, and this Employment Agreement, the Note or the Option Agreement, on the other, the provisions of the Stockholders Agreement shall be subordinated to, and modified by, the provisions of this Employment Agreement, the Note or the Option Agreement, as the case may be. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein, in the Option Agreement, the Note, the

Purchase Agreement and the Stockholders Agreement. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

                  (c) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any such waiver must be in writing and signed by Executive or an authorized officer of the Company, as the case may be.

                  (d) Severability. It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in Sections 10 and 11 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory restriction in
Section 10 or any other restriction contained in Section 10 or 11 is an unenforceable restriction against Executive, such provision shall not be rendered void but shall be deemed amended to apply to such maximum time and territory, if applicable, or otherwise to such maximum extent as such court may judicially determine or indicate to be enforceable Alternatively, if any court of competent jurisdiction finds that any restriction contained in Section 10 or 11 is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein. In the event that any one or more of the other provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

                  (e) Assignment. This Agreement shall not be assignable by Executive and shall be assignable by the Company, provided that (i) the assignee or transferee is the successor to all or substantially all of the assets of the Company, and (ii) such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in such an event, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. None of the rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law.

                  (f) Mitigation. Executive shall not be required to mitigate the amount of any payment or benefit to be provided to Executive pursuant to
Section 9(c) or 9(d) by seeking other employment. However, anything in this Agreement to the contrary notwithstanding, if Executive provides services for other than de minimus pay to anyone other than the Company, its assignees, or any of its affiliates or subsidiaries ("Third Party Services") during a period in which he is receiving Severance (the "Severance Period"), the amount of Severance to be paid to Executive with respect to such Severance Period shall, beginning on the date such payment for Third Party

Services is received by Executive, be reduced by the total amount of such payments received for Third Party Services rendered.

                  (g) Successors: Binding Agreement; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees of the parties hereto.

                  (h) Communications. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered in hand, transmitted by facsimile (receipt confirmed) or by a nationally recognized overnight courier service (with a written confirmation of receipt):

         To the Executive:          Bernard W. Andrews
                                    Eye Care Centers of America, Inc.
                                    11103 West Avenue
                                    San Antonio, Texas  78213

         With a copy to:            Nelson Mullins Riley & Scarborough
                                    2411 North Oak Street, Suite 301
                                    Myrtle Beach, SC 29578
                                    Attn: Thomas F. Moran, Esq.

         To the Company:            Eye Care Centers of America, Inc.
                                    11103 West Avenue
                                    San Antonio, Texas  78213
                                    Attn:  Board of Directors
                                    Secretary of the Company

         With a copy to:            Thomas H. Lee Company
                                    75 State Street
                                    Boston, MA  02109
                                    Attn:  Anthony J. DiNovi

                                    Hutchins, Wheeler & Dittmar
                                    A Professional Corporation
                                    101 Federal Street
                                    Boston, MA  02110
                                    Attn:  James Westra, Esq.

or at such other address of which any party may notify the other parties as provided above. All such notices, requests, demands and other communications shall be deemed duly given (i) two (2) days following the date on which mailed,
(ii) on the same date if hand delivered or by facsimile transmission (receipt confirmed), or (iii) one (1) day following deposit with a reputable overnight delivery service, as the case may be, and addressed as aforesaid.

                  (i) Withholding Taxes. The Company may withhold from any and all amounts payable under this Agreement and the Option Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulations.

                  (j) Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of Executive's employment to the extent necessary to the agreed preservation of such rights and obligations.

                  (k) Arbitration. Any dispute between the parties to this Agreement arising from or relating to the terms of this Agreement or the employment of Executive by the Company shall be submitted to arbitration in Wilmington, Delaware under the auspices of the American Arbitration Association.

                  (l) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  (m) Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                                   * * * * * *

         IN WITNESS WHEREOF, the parties hereto have duly executed this Employment Agreement as of the day and year first above written.


                                        _____________________________________
                                        Bernard W. Andrews


                                        EYE CARE CENTERS OF AMERICA, INC.


                                        By:_________________________________

                                        Name:_______________________________
                                        Title:______________________________